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Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
CELLDEX THERAPEUTICS, INC.

ARTICLE I

The name of the corporation (the "Corporation") is Celldex Therapeutics, Inc.

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

(a)
Subject to the provisions of clause (d) of this Article III, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

(b)
As used in this Certificate of Incorporation, the following terms shall have the following meanings:

  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of the effectiveness of this Certificate of Incorporation.

  "Controlled Affiliate" shall mean, with respect to any Person, one or more of such Person's Affiliates that is directly or indirectly Controlled by such Person.

  "Control" (including "Controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

  "Corporate Opportunity" shall mean an investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Article III, have an interest or expectancy.

  "Parent" shall mean Medarex, Inc., a New Jersey corporation.

  "Parent-Related Party" shall mean any Person who is an officer, director, employee, or Affiliate (other than the Corporation) of Parent and who is acting in such capacity.

  "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

(c)
Except as otherwise expressly provided in a written agreement between the Corporation and Parent or any Parent-Related Party: (i) Parent and any Parent-Related Party, may (A) engage or invest in, independently or with others, business activities of any type or description, including, without limitation, those that might be the same as or similar to the Corporation's business or the business of any Controlled Affiliate of the Corporation, or (B) do business with any potential or actual customer of the Corporation; and neither Parent nor any Parent-Related Party shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty by reason of participating in the activities described in the foregoing clauses (A) and (B); (ii) none of the Corporation, any Controlled Affiliate of the Corporation or any stockholder of the Corporation shall have any right in or to any business activities described in clause (i) above by virtue of Parent's or any Parent-Related Party's participation in any such activities; and (iii) the Corporation shall have no interest or expectancy, and specifically renounces any interest or expectancy, by virtue of Parent's or any Parent-Related Party's participation in any such business activities described in clause (i) above. For avoidance of doubt, nothing in this clause (c) shall be deemed to impair any rights or remedies the Corporation may have for breach of contract, tortious interference with contract or other causes of action, other than claims for a breach of fiduciary duty that may have been deemed to have occurred but for the provisions of this Article III.

(d)
(i)    If Parent (or, except as set forth in clause (d)(ii) below any Parent-Related Party) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall not, by virtue of Parent's or any Parent-Related Party's knowledge or exploitation of any such Corporate Opportunity, have any interest in any such Corporate Opportunity or any expectancy that such Corporate Opportunity shall be offered to it, any such interest or expectancy being hereby renounced, so that such Person shall have no duty to present such Corporate Opportunity to the Corporation and shall have the right (but not the obligation) to hold any such Corporate Opportunity for its (and its officers', directors', agents', stockholders', members', partners' or Affiliates') own account or to direct, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation or any Controlled Affiliate of the Corporation. Such Person shall not be deemed to have breached any fiduciary duty owed to the Corporation by reason of the fact that such Person, in accordance with this Article III, does not present such Corporate Opportunity to the Corporation or pursues or acquires such Corporate Opportunity for itself or directs, sells, assigns or transfers such Corporate Opportunity to another Person.

  (ii)    Notwithstanding the provisions of clause (c) or clause (d)(i) of this Article III, the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to any Person (a) who is an officer or employee of the Corporation (but not a director of the Corporation) and who is also a director of Parent (but not an officer or employee of Parent), unless such opportunity is expressly offered to such Person solely in his or her capacity as a director of Parent; (b) who is a director of the Corporation (but not an officer or employee of the Corporation) and who is also an officer or employee of Parent (but not a director of Parent), if such opportunity is expressly offered to such Person solely in his or her capacity as a director of the Corporation; (c) who is an officer or employee of Parent and an officer or employee of the Corporation, if such opportunity is expressly offered to such Person solely in his or her capacity as an officer or employee of the Corporation; or (d) who is a director of both Parent and the Corporation, if such opportunity is expressly offered to such Person solely in his or her capacity as a director of the Corporation. Any Corporate Opportunity in which the Corporation does not have an interest or expectancy pursuant to the provisions of this Article III shall not be pursued by the Corporation or directed by the Corporation to another Person or entity unless and until Parent and any Parent-Related Party determines not to pursue such Corporate Opportunity and Parent has notified the Corporation in writing of such determination. Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any such Corporate Opportunity of which the Corporation becomes aware independently of Parent or any officer, director, employee or Affiliate (other than the Corporation) of Parent. Any directors, officers or employees of the Corporation acting in accordance with the provisions of this Article III with respect to any Corporate Opportunity: (A) shall be deemed fully to have satisfied their fiduciary or other duties to the Corporation and its stockholders with respect to such Corporate Opportunity; (B) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the fact that Parent or any Parent-Related Party, acting in accordance with the provisions of this Article III, pursues or acquires such Corporate Opportunity for itself or directs such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Corporation; (C) shall be deemed to have acted in good faith and in a manner they reasonably believe to be in the Corporation's best interests; and (D) shall be deemed not to have breached any duty of loyalty or other duty those Persons may have to the Corporation or its stockholders and not to have derived an improper benefit from such action.

  (iii)    For purposes of clauses (c) and (d) this Article III only, (a) a director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the By-Laws of the Corporation), unless such Person is a full-time employee of the Corporation; (b) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and (c) the term "Parent" shall mean Parent, any Person which acquires beneficial ownership of all of the Common Stock (as defined herein) beneficially owned by Parent, and all other Persons (other than the Corporation, as defined in accordance with this paragraph) in which Parent beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

  (iv)    Anything in this Certificate of Incorporation to the contrary notwithstanding, in addition to any vote of the stockholders required by law, until the time that Parent ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, the affirmative vote of the holders of more than a majority of the total voting power of all such classes of outstanding capital stock of the Corporation (excluding the shares of capital stock held by Parent and its Affiliates) and the written consent of the Parent shall be required to alter, amend or repeal any provision of this Article III. Neither the alteration, amendment or repeal of this Article III nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article III shall eliminate or reduce the effect of this Article III in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article III, would accrue or arise prior to such alteration, amendment, repeal or adoption.

(e)
Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article III.

ARTICLE IV

(a)
The total number of shares of capital stock that the Corporation shall have authority to issue is 51,000,000 shares, consisting of (i) 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

(b)
The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock.

(i)
Subject to any rights of holders of Preferred Stock and subject to any other provisions of this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

(ii)
(A)    At each meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, each holder of Common Stock shall be entitled to one vote in Person or by proxy for each share of Common

    Stock standing in the name of the holder on the transfer books of the Corporation. Except as may be otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

  (B)    Except as otherwise provided by law or as otherwise provided in this Certificate of Incorporation, and subject to any rights of holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  (iii)
  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of any amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (b)(iii), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other Persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

  (iv)
  All rights to vote and all voting power (including, without limitation, thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as expressly provided in this Certificate of Incorporation, in a Preferred Stock Designation (as defined below) or as otherwise expressly required by applicable law.

  (v)
  No stockholder shall be entitled to exercise any right of cumulative voting.

(c)
The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

(i)
the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(ii)
whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights) and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

(iii)
the annual dividend rate (or method of determining such rate), if any, payable on such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

(iv)
whether dividends on the shares of such series shall be cumulative, and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

  (v)
  whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

  (vi)
  the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

  (vii)
  whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

  (viii)
  whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

  (ix)
  the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, any other series of the Preferred Stock or any other class of capital stock;

  (x)
  the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

  (xi)
  any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

(d)
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(e)
Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issue of any particular series of Preferred Stock, any shares of Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued shares of Preferred Stock, shall be unclassified as to series, and subject to the provisions of this Article IV and to any restrictions contained in any resolution or resolutions adopted by the Board of Directors providing for the issue of any such series of Preferred Stock, may thereafter be reissued in the same manner as other authorized but unissued shares of Preferred Stock.

(f)
The Corporation shall be entitled to treat the Person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided in this Certificate of Incorporation or by applicable law.

ARTICLE V

(a)
Each Person who is or was or has agreed to become a director or officer of the Corporation, or each such Person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such Person), shall be indemnified by the Corporation in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)
Without limiting the generality or the effect of the foregoing, the foregoing right of indemnification shall in no way be deemed exclusive of any other rights of indemnification to which such officer or director may be entitled under any statute, this Certificate of Incorporation, the Bylaws of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, and the Corporation may enter into one or more agreements with any Person that provide for indemnification different from that provided in this Article V.

(c)
Any amendment or repeal of this Article V shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE VI

(a)
Personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended from time to time. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(b)
Any amendment or repeal of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE VII

The name and mailing address of the incorporator is Dwight A. Kinsey, Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, New York, New York 10169.

ARTICLE VIII

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE IX

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted, subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of

Article V or Article VI of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

ARTICLE X

Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any Persons whatsoever.

IN WITNESS WHEREOF, the undersigned incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does sign this certificate as of this 1st day of April 2004.

/s/ DWIGHT A. KINSEY Name: Dwight A. Kinsey Title: Incorporator

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CERTIFICATE OF INCORPORATION OF CELLDEX THERAPEUTICS, INC.